UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

#200-1687 West Broadway, Vancouver, B.C., Canada V6J 1X2

(Address of principal executive offices)

Registrant's Telephone Number, including area code: 604-738-1143

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2007, the Company entered into an agreement with Kranti Resources Inc. ("Kranti") under which the Company granted Kranti an option to purchase a certain mineral property, comprising approximately 478 hectares, located in the Clinton Mining District of British Columbia, Canada (the "Property"). Under the terms of the option agreement, Kranti can acquire the Property from the Company upon the payment of $20,000 (U.S.) at the time of signing plus carrying out a work program of $175,000 (CDN) over a four year period. Upon the acquisition of the Property by Kranti, the Property will be subject to a royalty of 2% of net smelter returns payable to Candorado Operating Company Ltd., with a payout of $1,000,000 (CDN), and an additional royalty of 2% of net smelter returns payable to the Company, with a payout of $2,000,000 (CDN). A copy of the Agreement is attached hereto as exhibit 10.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Financial Statements: None

Exhibits: 10 Agreement with Candorado Kranti Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Brian Smith

Brian Smith, President